Exhibit 23
WEIS MARKETS, INC.

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 10, 2011, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Weis Markets, Inc. on Form 10-K for the fiscal year ended December 25, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Weis Markets, Inc. on Form S-8 (File No. 333-99535, effective September 13, 2002).

/S/Grant Thornton LLP
Philadelphia, Pennsylvania
March 10, 2011